REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To  the Board of Directors and Shareholders of BBH Common
Settlement II Fund:
In  planning and performing our audit of the financial statements of BBH Common Settlement II Fund (the "Fund") for the year ended June 30, 2004 (on which we have issued our report dated August
13, 2004), we considered its internal control, including control
activities for safeguarding   securities,  in  order  to
determine  our   auditing procedures  for  the  purpose  of
expressing  our  opinion  on  the financial statements and to comply with the requirements of Form NSAR, and not to provide assurance on the Fund's internal control.
The  management  of  the Fund is responsible  for  establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are
required to  assess  the expected   benefits  and  related  costs
of  controls.   Generally, controls  that  are  relevant to an
audit pertain  to  the  entity's objective  of  preparing
financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized
acquisition, use or disposition.
Because   of   inherent   limitations  in  any   internal   control,
misstatements due to error or fraud may occur and not  be
detected. Also,  projections of any evaluation of internal
control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.
Our   consideration  of  the  Fund's  internal  control  would
	not
necessarily disclose all matters in internal control that  might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
A  material weakness is a condition in which the design or
operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements  being
audited may occur and not be  detected  within  a timely period by employees in the normal course of performing  their assigned
functions.   However, we noted no  matters  involving  the Fund's
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2004.
This report is intended solely for the information and use of management, the Board of Directors and Shareholders of BBH Common Settlement II Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 13, 2004